UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2015 (June 30, 2015)

Avago Technologies Limited

(Exact name of registrant as specified in its charter)

Singapore	001-34428	98-0682363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Yishun Avenue 7
Singapore 768923		N/A
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (65) 6755-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

To the extent the events described under Item 8.01 may require disclosure under Item 1.02, the information provided under Item 8.01 is hereby incorporated herein by this reference.

Item 3.02.	Unregistered Sales of Equity Securities.

To the extent the events described under Item 8.01 may require disclosure under Item 3.02, the information provided under Item 8.01 is hereby incorporated herein by this reference.

Item 8.01.	Other Events.

Avago Technologies Limited (the “Company”) previously issued $1,000,000,000 principal amount of its 2.0% Convertible Senior Notes due 2021 (the “Convertible Notes”) to investment funds affiliated with Silver Lake Partners (the “Holders”). As previously reported, on June 1, 2015, the Holders of the outstanding Convertible Notes submitted to the Company conversion notices exercising their right to convert all of the Convertible Notes (the “Conversion”).

The Conversion is expected to settle on July 6, 2015, and at such time the Company will deliver to the Holders the following in accordance with the terms of the Indenture for the Convertible Notes:

•	Cash in the aggregate amount of $1,000,000,058.67 representing the principal amount of the Convertible Notes and cash in lieu of fractional shares; and

•	An aggregate of 13,760,067 Ordinary Shares (which shares were, pursuant to the Indenture, issued on June 30, 2015).

The conversion mechanics are described in additional detail in the related Indenture, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 6, 2014.

Upon delivery of the cash and shares described above, the Company’s obligations under the Indenture will be satisfied in full.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2015

Avago Technologies Limited

By:	/s/ Bryan Ingram
Name:	Bryan Ingram
Title:	Chief Operating Officer